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                          LEASE AGREEMENT                         EXHIBIT 10.14


         THIS LEASE AGREEMENT (the "LEASE") is made and entered into as of the 31st day of July, 1997, by and between LIGHT SOURCES, INC., a Connecticut corporation with its principal place of business at 37 Robinson Boulevard, Orange, Connecticut ("LANDLORD") and INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 70 Cascade Boulevard, Milford, Connecticut 06460 ("TENANT");

1.   LEASE SUMMARY

         1.1      PREMISES

         The premises leased by Tenant (the "PREMISES") are commonly known as 70 Cascade Boulevard in Milford, Connecticut. The Premises contains a freestanding building (the "BUILDING") having approximately 35,000 +/- usable square feet and two (2) parking lots. The Premises are more particularly described in EXHIBIT A-1, attached hereto.

         1.2      INITIAL TERM

                  .        Commencement Date:       October 1, 1997

                  .        Termination Date:        September 30, 2002

         1.3      RENEWAL TERM

                  .        Commencement Date:       October 1, 2002

                  .        Termination Date:        September 30, 2007

         1.4      BASE RENT

                  .        10/1/97 - 9/30/99 -      $192,500.00 per annum
                  .        10/1/99 - 9/30/02 -      $210,000.00 per annum
                  .        10/1/02 - 9/30/07 -      Market Base Rental Rate

         1.5      MONTHLY PAYMENTS

                  .        10/1/97 - 9/30/99 -      $16,041.00 per month
                  .        10/1/99 - 9/30/02 -      $17,500.00 per month
                  .        10/1/02 - 9/30/07  -     Market Base Rental Rate

         1.6      SECURITY DEPOSIT  -               $48,123.00

         1.7      PERMITTED USE     -               Manufacturing facility or any lawful use

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2.       PREMISES

         In consideration of the rents and covenants hereof, Landlord hereby leases to Tenant upon and subject to the terms and conditions of this Lease and those items if any enumerated in EXHIBIT A-2, and Tenant hereby takes from Landlord the Premises and the Building, together with the items of personalty described in EXHIBIT A-4 (hereinafter referred to collectively as the "PREMISES") as reasonably necessary for the conduct of Tenant's activities as allowed under SECTION 16.

3.       TERM

         3.1 INITIAL TERM. The initial term (the "INITIAL TERM") of this Lease commences upon October 1, 1997 (the "COMMENCEMENT DATE") and will end on September 30, 2002, or such earlier date pursuant to any of the provisions of this Lease or pursuant to law (the "TERMINATION DATE"). Notwithstanding the above, Landlord agrees that Tenant may enter the Premises prior to the Commencement Date, on or about September 1, 1997, for the purpose of beginning alterations or modifications to the Premises as provided for in SECTION 5.1. Tenant shall provide Landlord with the appropriate evidence of insurance coverage, including but not limited to, liability insurance, workers' compensation insurance, etc., as provided for by the terms of this Lease.

         3.2      RENEWALS.

                  A. As long as Tenant is not in material default in the performance of its covenants under this Lease, Tenant is hereby granted the option to renew the term of this lease for a period of five (5) additional years ("RENEWAL TERM"), to commence at the expiration of the Initial Term of this Lease. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord at least six (6) months prior to the expiration of the Initial Term of this Lease, time being of the essence (the "TENANT ELECTION"). The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (1) the Base Rent during the Renewal Term shall be the prevailing Market Base Rental Rate (hereinafter defined) at the time the Renewal Term commences, but in no event less than the Base Rent that Tenant is then paying under the terms of this Lease, (2) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, (3) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of this Lease, nor may any such sublessee or assignee exercise such renewal rights, without Landlord's consent given at the time of such assignment, and (4) the Premises will be provided in its then existing condition (on an "as is" basis) at the time the Renewal Term commences, provided, however, the foregoing shall not limit Landlord's obligations to maintain and repair the Premises as set forth in SECTION 5.2 herein.

                  B. As used in this Lease, the term "MARKET BASE RENTAL RATE" shall mean the average of the annual rental rates then being charged in Milford, Connecticut by no fewer than three (3) different commercial landlords for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, definition of net rentable area, leasehold improvements provided by the Landlord and excluding any provided by the Tenant, quality, age and location of the applicable
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building, rental concessions [such as abatements or lease assumptions] and the time the particular rate under consideration became effective). It is agreed that bona fide written offers made to Landlord by third parties (at arm's length) to lease the Premises may be used by Landlord as an indication of Market Base Rental Rate.

                  C. If, within thirty (30) days of the Tenant Election, the Landlord and Tenant cannot agree as to the Market Base Rental Rate, each shall retain, at its own expense, a qualified real estate appraiser familiar with office rental rates in the City of Milford. If such appraisers agree as to the Market Base Rental Rate, their determination shall be binding upon Landlord and Tenant for purposes of establishing the rental payable under this Lease for the Renewal Term. If such appraisers cannot agree as to the Market Base Rental Rate, they shall jointly select a third qualified real estate appraiser familiar with office rental rates in the City of Milford, whose fees and expenses shall be shared equally by Landlord and Tenant. This third appraiser's determination of the Market Base Rental Rate shall be similarly binding upon Landlord and Tenant. If the Market Base Rental Rate has not been determined on or before September 30, 2002, the Rent will be adjusted retroactively when it has been finally determined.

4.       RENT

         4.1 BASE RENT. During the Initial Term and the Renewal Term, Tenant agrees to pay Landlord at the address provided in SECTION 26, or at such other place or to such other person as Landlord may designate, as annual base rent for the Premises, the sums specified in SECTION 1.4 (the "BASE RENT") payable in advance on the first day of each month in equal installments as specified in
SECTION 1.5. At the termination or expiration of the Initial and/or the Renewal Term, the rental payment for any fractional month will be prorated.

         4.2 ADDITIONAL RENT. All amounts other than Base Rent which Tenant is required to pay pursuant to this Lease, including any payments to third parties, together with interest, costs, fines and penalties which may be added for nonpayment or late payment, shall constitute additional rent ("ADDITIONAL RENT"). Base Rent and Additional Rent shall sometimes be collectively referred to as "RENT".

         4.3 INTEREST. Tenant shall also pay to Landlord, on demand, as Additional Rent, interest at the rate of twelve percent (12%) per annum or the then highest rate allowable under law on all overdue installments of Rent which are not received within ten (10) days after the same are due until paid in full, together with all costs of collection thereof, including a reasonable attorney's fee.

         4.4 GROSS LEASE. This Lease is a "gross lease," it being understood that the Rent payable under this Lease to or on behalf of Landlord includes operating expenses (as hereinafter defined). The Base Rent will be adjusted on an annual basis, utilizing the period of September 1, 1996 through September 1, 1997 as the base year for purposes of computing increases to operating expenses (which term includes only real estate taxes and the reasonable and ordinary expenses incurred by Landlord for snow and ice removal expenses, landscaping and insurance in connection with the ownership and operation of the Premises) and any increase shall be paid by Tenant as Additional Rent. Landlord shall provide, at Tenant's request, a copy of statements
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and/or invoices relating to operating expenses. Rent shall be paid without notice or demand, and without set-off, counterclaims, abatement, suspension, deduction or defense except as specifically provided otherwise in this Lease.

         Tenant shall pay to Landlord such Additional Rent as required to be paid pursuant to this SECTION 4.4, within thirty (30) days after Landlord's submission to Tenant of a bill therefore. Landlord shall have the right to bill Tenant hereunder upon the basis of reasonable estimates prepared by Landlord. Tenant agrees to pay to Landlord, together with the Base Rent, one-twelfth (1/12) of such estimates and if such actual costs shall be more than the amounts paid by Tenant to Landlord for such period, Tenant agrees to pay such deficiency to Landlord within thirty (30) days after receipt by Tenant of such statement. If the amount paid by Tenant for such preceding calendar year of the estimated annual costs shall be greater than such annual costs for such period, Landlord agrees to reimburse Tenant within thirty (30) days for such excess. If this Lease shall terminate prior to an anniversary date of any year, then the annual costs payable by Tenant in the year of such termination shall be adjusted on the basis of the number of months of such calendar year in which this lease shall be in effect.

5.       MAINTENANCE, REPAIRS, ADDITIONS, REPLACEMENTS.

         5.1 TENANT'S CONSTRUCTION OF IMPROVEMENTS. It is anticipated that Tenant shall initially perform renovation work (the "INITIAL WORK") upon the Premises, all as more particularly described on EXHIBIT A-3 to allow Tenant to use the Premises pursuant to SECTION 16. Subject to the terms and conditions of this SECTION 5, Landlord will permit entry of Tenant and its contractors onto the Premises for the purpose of performing the Initial Work, prior to the Commencement Date and thereafter during the Term. All such Initial Work, the contractor performing same and the insurance coverage provided in connection therewith shall be subject to Landlord's right of prior written approval, which shall not be unreasonably withheld. Landlord shall, at the time it gives its approval for a particular improvement, indicate to Tenant whether or not the particular improvement is to be removed at the end of the Term of the Lease. During the performance of the Initial Work, Tenant shall remove all garbage and debris from the Premises daily and place same into garbage dumpsters provided by and at the sole cost of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damage, costs (including costs of suit and attorney's fees), liabilities, or causes of action arising out of or relating to the Initial Work, including, but not limited to, mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any work performed by them in connection with the Initial Work.

         5.2      LANDLORD'S OBLIGATIONS

                  A. Landlord shall maintain the structural soundness of the roof, foundation and interior and exterior walls of the Premises (but not the windows) in good repair, reasonable wear and use and maintenance occasioned by Tenant's misuse or negligence excepted. In the event of repairs contemplated in SECTIONS 11 AND 12 with respect to Casualty Damage and Condemnation, the provisions of those Sections shall control. The current HVAC system (which Landlord warrants for a period of six (6) months from Tenant's occupancy) as well as all other
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building systems (i.e., lighting, heating, plumbing and electrical) shall be in good working order and repair upon Tenant's occupancy of the Premises; thereafter, it shall be Tenant's responsibility to perform routine maintenance and repair of all building systems. Landlord represents and warrants the current HVAC system for six months from the date of occupancy. If during the term of the Lease, a building system needs to be replaced, the cost of such replacement shall be apportioned between Landlord and Tenant on the basis of a five year amortization schedule as of the date of the replacement. By way of example, in year four, on a $1,000 cost item, Tenant would pay $200 and Landlord would pay $800.

                  B. Landlord agrees to comply with all of the requirements of the Americans with Disabilities Act ("ADA") of 1990, as amended, 42
U.S.C. Section 12,101 et. seq. and hereby agrees to indemnify and hold Tenant harmless from any and all claims, liabilities, losses, damages, costs and expenses including attorney's fees incurred as a result of any violation or alleged violation of Title III of the ADA or any other provision thereof under which the Landlord may be obligated.


                  C. Landlord warrants and represents that:

                                                     1. Landlord has fee simple
                                    title to the Premises.

                                                     2. Landlord has full
                                    authority to enter into the Lease, and no other person, firm or corporation need join in the execution of the Lease to make the Landlord's execution complete or appropriate.

                                                     3. Landlord represents and
                                    warrants the Premises is in material
                                    compliance with all applicable environmental laws and regulations, and that Landlord is taking and will continue to take all steps necessary to comply with the terms and requirements of Consent Order No. HM811, pertaining to closure of former hazardous waste storage areas.

                  D. Prior to Tenant's occupancy, Landlord agrees to replace all burned out or missing bulbs at the Premises with new bulbs and to repair all light fixtures not functioning properly.

                  E. Landlord shall perform all snow removal and plowing at the Premises and shall maintain all landscaping.

         5.3      TENANT OBLIGATIONS

                  Tenant shall supply all services which Landlord is not specifically obligated to provide pursuant to SECTION 5.2 including, without limitation, the following services:

                  A. Tenant shall be responsible for cost and the installation of an air conditioning system servicing the manufacturing area if Tenant elects to install such a system. In
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addition, Tenant shall be responsible for the routine maintenance and repair of the central heat and air conditioning units located at the Premises pursuant to a maintenance contract satisfactory to Landlord providing for inspections and/or preventative maintenance of the units at least as frequently as required under applicable law or insurance company guidelines, but not less than annually in any event. Tenant shall also maintain, repair and replace all other heating, ventilation and air conditioning systems servicing the Project.

                  B. Janitorial, cleaning, vacuuming, dusting, and trash and rubbish removal service and interior and exterior window cleaning. Tenant shall pay the entire cost of all janitorial and cleaning services, including the parking areas and sidewalks.

                  C. Routine maintenance, repair and replacement as needed to supply electric lighting service and fluorescent and incandescent fixture and bulb replacement for the Premises. No storage or trash shall be permitted in or outside the Building or the Premises in such a manner as to permit the spread of fire or encouragement of vermin. No accumulation of rubbish, debris or unsightly materials shall be permitted at or on the Premises except in trash storage containers.

                  D. Equipment and personnel to limit access to the Premises during and after normal business hours. By undertaking to provide such security, Tenant agrees that Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for and shall be indemnified by Tenant against, liability or loss to Tenant or Tenant's Guests (as defined herein) arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability relating thereto. Tenant shall pay all costs for the security services to be provided by Tenant pursuant to this SECTION 5.3.D.

                  E. Routine maintenance and repair of all plumbing (including the sprinkler system) and electrical distribution systems, fixtures and apparatus located on the Premises. The maintenance of the sprinkler system shall be pursuant to a maintenance contract satisfactory to Landlord providing for inspections and/or preventative maintenance of the system at least as frequently as required under applicable law or insurance company guidelines, but not less than annually in any event.

                  F. Routine maintenance and repair as needed to supply electric, gas, steam, water, telephone service and other utilities made available to the Premises. Landlord represents that such utilities are available to the Premises, but Tenant shall have the sole responsibility of obtaining such utility service from, and paying the cost thereof to, the applicable utility companies. Landlord shall have no obligation whatsoever to obtain the supply of such utilities or maintain the service or conduits thereto. Tenant shall pay the cost of all utilities servicing the Premises. Tenant shall make arrangements with the applicable utility suppliers for direct billing for such utilities to Tenant. Tenant shall also be solely responsible for and pay any security deposits required in connection with the supply of such utility services.

                  G. Failure by the applicable utility companies to service, or any interruption in such services to, the Premises shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the
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foregoing, should any of Tenant's equipment or machinery break down, or for any cause cease to function properly because of an interruption in service, Tenant shall have no claim for rebate of Rent or damages on account thereof.

         5.4 ALTERATIONS. Tenant may, upon receipt of the prior written approval and consent of Landlord, which approval and consent shall not be unreasonably withheld, at its option and at its own cost and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions in and to the Premises and the Building as are appropriate for its use of the Premises specified in SECTION 16. The Initial Work, any subsequent alterations by Tenant, and all such work required in connection therewith, shall be performed in compliance with all laws, statutes, ordinances, rules, regulations and orders ("LAWS") applicable thereto, in a first class and workmanlike manner, shall not lessen the market value of the Premises and shall conform to the orders, rules and regulations of private insurance rating bureaus, or any body hereafter constituted exercising similar functions. Tenant shall promptly pay for all such work and shall discharge any and all liens arising out of such alterations filed against the Premises and any improvements thereon. Upon the request of Landlord or the holder of any mortgage on the Premises (all of such mortgages being hereinafter collectively referred to as "MORTGAGE" or "MORTGAGES" and the holder(s) thereof as "MORTGAGEE(S)"), Tenant shall obtain and deposit with Landlord a surety bond or other security satisfactory to Landlord or such Mortgagee to assure the completion of any such work, except for work estimated to cost less than $100,000. Tenant shall procure and pay for all required permits, certificates and licenses in connection with such alterations.

         5.5 OWNERSHIP OF IMPROVEMENTS. Until the expiration or sooner termination of this Lease, title to any building equipment and other items installed in the Building by Tenant and any alteration, change or addition thereto shall remain solely in Tenant; and Tenant alone shall be entitled to deduct all depreciation on Tenant's income tax returns for any such building equipment and/or other items, additions, changes or alterations. Provided, all permanently attached additions, non-trade fixtures and improvements, in or upon the Premises, whether placed thereon by Tenant or by Landlord, shall become Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation, allowance or credit to Tenant, unless Landlord had advised Tenant at the time of the construction or installation of the improvement that such item would have to be removed at the end of the Term of this Lease, in which event, Tenant shall cause such removal at Tenant's expense. All other improvements and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects and such property or any portion thereof will be removed if previously required by Landlord; upon any such removal Tenant will restore the Premises to their original condition, reasonable wear and tear excepted. Any such property remaining on the Premises after termination shall become the property of Landlord.

         5.6 SIGNS. Any sign erected and/or maintained on the Premises by the Tenant must comply with the zoning regulations of the City of Milford. Landlord will remove its signs from the Premises and will clean any graffiti on the Building prior to the Commencement Date.
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6.       TAXES

         6.1 CHANGE IN METHOD OF TAXATION. If at any time during the Term, the present method of taxation is changed so that, in lieu of or in addition to any Taxes, there is levied, assessed or imposed on Landlord by any governmental or quasi-governmental authority a capital levy or other tax directly on this Lease or the Rent received here from and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such Rent from the Premises or any other tax or assessment, levied or assessed in lieu of or in addition to any present Taxes, then all such taxes, assessments, levies, or charges (other than income taxes) will be deemed to be included within the term "Taxes" for the purposes hereof. If the entire amount of any such new Taxes cannot legally be paid or reimbursed to Landlord by Tenant, Landlord shall have the option to terminate this Lease.

         6.2      PERSONAL PROPERTY TAXES.

                  A. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon any trade fixtures, furnishings, equipment and all other personal property of Tenant contained in or upon the Premises or elsewhere ("TAXES"). Tenant shall use reasonable efforts to cause the Improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed in Tenant's name, separately from the real property of Landlord.

                  B. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within ten (10) days after receipt of a written statement setting forth the Taxes applicable thereto. Landlord will furnish Tenant upon request a copy of a receipted tax bill for any such taxes paid by Tenant.

         6.3 PROOF OF PAYMENT. Tenant covenants to furnish to Landlord promptly after demand therefor, proof of the payment of any Taxes which are payable by Tenant as provided in this SECTION 6.

7.       SECURITY DEPOSIT

         7.1 DEPOSIT. Upon the execution of this Lease, Tenant agrees to deposit with Landlord the sum of FORTY-EIGHT THOUSAND ONE HUNDRED TWENTY-THREE DOLLARS ($48,123.00) to be retained as a security deposit (the "SECURITY DEPOSIT"). If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, the Tenant shall within ten (10) days after written demand therefor, deposit cash with Landlord equal to the amount so applied, so that there shall always be not less than the amount of the initial Security Deposit on deposit, and Tenant's failure to do so will constitute a default under this Lease.
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         7.2 BANKRUPTCY. In the event of a bankruptcy or other creditor-debtor proceeding against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent due for all periods prior to the filing of such proceedings.

         7.3 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or lease of the Premises, or any portion thereof, Landlord shall have the right to transfer the balance of said deposit to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

         7.4 CUSTODY AND RETURN OF DEPOSIT. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much as has not been applied by Landlord, will be returned to Tenant within thirty (30) days of the Termination Date. Landlord will retain the Security Deposit in a separate escrow account with interest thereon accruing to Tenant's benefit.

8.       ESTOPPEL STATEMENTS.

         Tenant shall, at any time upon not less than ten (10) working days prior written notice from Landlord, execute, acknowledge and deliver to Landlord an estoppel statement in form and substance reasonably satisfactory to Landlord. Any such statement may be conclusively relied upon by any third party purchaser, Mortgagee or assignee, or any other party, and their respective successors and assigns.

9.       UTILITIES

         Tenant will pay directly all charges incurred for all utility services used and separately metered on or from the Premises and any maintenance charges for said utilities. Landlord will in no event be required to furnish or be liable for any interruption or failure of any utility services on the Premises.

10.      INSPECTION

         Landlord and Landlord's agents and representatives will have the right to enter and inspect the Premises at any reasonable time during normal business hours after one (1) day's oral or written notice to Tenant, or at any time in case of emergency, for the purpose of ascertaining the condition of the Premises, curing any default on the part of Tenant, making repairs to the Premises or showing the Premises to prospective tenants (during the final six months of the Term of this Lease) or purchasers or to any Mortgagee.

11.      CASUALTY DAMAGE

         11.1     DUTY TO REPAIR

                  Subject to the subsequent provisions of this SECTION 11, in the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord. If the
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Premises shall be partially destroyed by fire or other casualty so as to render the Premises untenantable in whole or in substantial part, the Base Rent shall abate thereafter as to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable as reasonablely determined by Landlord. For the purpose of this SECTION 11, "SUBSTANTIAL PART" shall mean twenty-five percent (25%) of the floor area of the Premises. In the event that there is no Substantial Damage (as hereinafter defined), or if there is Substantial Damage, but Landlord does not elect to terminate this Lease pursuant to SECTION 11.2, then Landlord agrees to commence and prosecute the repair of such damage promptly with reasonable diligence.

         11.2     LANDLORD'S TERMINATION RIGHTS

                  In the event of a Substantial Damage as defined in SECTION 11.3, Landlord, if it decides not to repair the Premises, shall notify Tenant within sixty (60) calendar days after such Substantial Damage of Landlord's election to terminate this Lease. Thereafter, Tenant shall pay to Landlord all Rent owed up to the time of such Substantial Damage, Landlord shall return the Security Deposit, or the remainder thereof, to Tenant and after such payments this Lease shall terminate.

         11.3     SUBSTANTIAL DAMAGE

                  "SUBSTANTIAL DAMAGE" shall mean:

                  A. The Premises being untenantable in whole or in substantial part for a period reasonably estimated by Landlord to be one hundred eighty
(180) days or longer after Landlord's insurance settlement.

                  B. The total or substantial damage or destruction of the Premises or the remainder of the Building as reasonably determined by Landlord.

                  C. The Premises being untenantable in whole or in substantial part for any period of time, if such damage occurs during the Renewal Term or at such time during the Initial Term when Tenant's option to renew under SECTION
3.2 has expired without being exercised.

         11.4     LIMITATION OF LANDLORD'S OBLIGATIONS

                  A. Landlord shall have no obligation to repair the damage to the Premises if Landlord or any Mortgagee shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or Tenant's Guests, and the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of Rent.

                  B. Landlord shall have no obligation to restore or replace Tenant's trade fixtures, equipment, merchandise or any improvements or alterations made by Tenant to the Premises.

                  C. Landlord shall only be required to repair such damage to the extent necessary to restore the Premises, as nearly as possible, to the condition thereof immediately prior to such damage or destruction, subject to reasonable wear and tear suffered to the date of such casualty.

                  D. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         11.5     ARBITRATION

                  In the event Tenant disputes the decision of Landlord as to the occurrence of Substantial Damage or the untenantability of a substantial part of the Premises or the remainder of the Building after a taking or condemnation, it may, within ten (10) days after receipt of notice of Landlord's decision, demand that said question be arbitrated before a licensed architect reasonably acceptable to Landlord with at least five (5) years experience in designing commercial, retail and service buildings. Said arbitration proceeding shall be conducted in Hartford, Connecticut, within thirty (30) days after selection of such arbitrator. Said proceedings and selection shall be in accordance with the commercial rules of the American Arbitration Association. The costs of said proceeding, including said arbitrator's fee, shall be paid by the losing party. The award or decision of said arbitrator shall be final, binding and enforceable in a court of competent jurisdiction.

12.      CONDEMNATION

         12.1 LEASE TERMINATION. If the whole of the Premises and the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase ("OR PURCHASE") in lieu thereof, then this Lease shall automatically terminate as of the date that possession has been taken. In the event of a partial taking (or purchase) of the Premises and the Building pursuant to which more than fifteen percent (15%) of the Building is taken (or purchased) or so much of the parking lot servicing the Tenant is taken (or purchased) as to render impossible the conduct of Tenant's business at the Premises, then Tenant shall have the right, but not the obligation, to terminate this Lease by giving written notice of such termination to Landlord on or prior to the date one hundred and eighty (180) days after the date of such taking (or purchase). Upon the giving of such notice, the Termination Date under this Lease shall be the last day of the calendar month in which such notice is given.

         12.2 APPLICATION OF AWARD. In the event of a taking (or purchase) resulting in the termination of this Lease pursuant to the provisions of SECTION 12.1, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree, that the aggregate net award, after deducting all expenses and costs, including attorneys' fees, incurred in connection therewith, payable to both Landlord and Tenant shall be paid to Landlord (of if required, to any Mortgagee) and distributed as follows:

                  A. So much of such net award as is available for distribution shall first be paid to any Mortgagee to the extent of the then unpaid principal amount on any Mortgage.

                  B. All proceeds designated for the land constituting the Premises, as opposed to the Building, shall be paid to and belong exclusively to Landlord.

                  C. The balance (herein called the "FUND") of the net award, if any remains, shall be divided between Landlord and Tenant as follows:

                           (1) Tenant shall be paid an amount out of the Fund
equal to "Tenant's Share" (as defined in SUBPARAGRAPH (2) of this SUBSECTION C.) and Landlord shall be paid the entire balance thereof remaining after such payment to Tenant.

                           (2) The term "TENANT'S SHARE", as used in this
SUBSECTION C., shall mean an amount equal to Tenant's unamortized cost of all Building improvements, including equipment and trade fixtures not compensated for by insurance, incurred and paid in connection with the Premises (hereinafter "TENANT'S BUILDING COSTS"), less the total net proceeds of any award previously received and retained by Tenant from any prior partial takings (or purchases). For purposes of computing the Tenant's Share, the Building improvements installed and paid for by Tenant shall have an amortization period of thirty
(30) years. All the equipment, trade fixtures and other improvements constituting personal property on the Premises shall have an amortization period of fifteen (l5) years. Tenant expressly waives all claims for entitlement for the value of this Lease, its leasehold interest or its business operated at the Premises.

         12.3 PARTIAL TAKING. In the event of a partial taking (or purchase) not resulting in the termination of this Lease, pursuant to the provisions of
SECTION 12.1, Landlord shall make all Restoration to the Building and other improvements affected by such taking (or purchase) to the extent necessary to restore the same to a complete architectural unit. Provided, however, that Landlord shall not be obligated to expend an amount in excess of the proceeds of the net award (together with any insurance proceeds) available to Landlord for such purposes. In the event of such partial taking, this Lease shall continue, provided that the Base Rent due hereunder shall be equitably reduced.


13. EXEMPTION OF LANDLORD FROM LIABILITY, LANDLORD'S DEFAULT AND TENANT'S LIMITATION OF REMEDIES

         13.1 EXEMPTION. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant or Tenant's subtenants, agents, employees, customers, invitees, licensees and independent contractors ("GUESTS") nor, shall Landlord be liable for injury to the person of Tenant or Tenant's Guests, whether such damage or injury is caused by or results from any cause whatsoever, unless through its gross negligence or willful misconduct.

         13.2 DEFAULT BY LANDLORD. Landlord shall not be in default hereunder unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event until thirty (30) days after written notice by Tenant to Landlord specifying therein the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

14.      INSURANCE

         14.1 TENANT LIABILITY INSURANCE. Tenant, at its own expense, shall provide and keep in force a single limit comprehensive general liability insurance policy against liability for bodily injury and property damage in the amount of not less than One Million Dollars ($1,000,000.00) with respect to injuries to or death of more than one person in any one occurrence, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Such insurance shall include an endorsement of the Insurance Services Office broad form general liability or its equivalent. In addition, Tenant shall maintain in full force and effect, Workers' Compensation insurance as required by all applicable Laws, including an All-States endorsement. Tenant shall furnish Landlord and/or any Mortgagee with certificates of such policies on or before the Commencement Date of this Lease and whenever reasonably required shall satisfy Landlord that such policies are in full force and effect.

         14.2 HAZARD INSURANCE. Landlord shall maintain in full force and effect on the Building and other improvements a policy or policies of fire and extended coverage insurance with standard coverage vandalism, malicious mischief, special extended perils (all risk) endorsements to the extent of the replacement value thereof. Such insurance shall include a loss of rental endorsement providing coverage equal to not less than twelve (12) months Rent under this Lease. Tenant shall maintain during any period of construction upon the Premises such insurance as builder's risk, completed value, non-reporting form, with permission to complete and occupy and worker's compensation coverage for the benefit of Landlord, Tenant and any Mortgagee, as their interests may appear, with the coverages approved in advance by Landlord.

         14.3 TENANT PERSONAL PROPERTY INSURANCE. Tenant, at its own cost and expense, shall provide and keep in force and effect on its own furniture, furnishings, fixtures and equipment located in the Building, with companies acceptable to Landlord, policies of fire and extended coverage insurance with standard coverage vandalism, malicious mischief, special extended perils (all risk) and difference in conditions coverages and against such other risks or hazards and in such amounts as Landlord and any Mortgagee shall reasonably require from time to time.

         14.4 REPLACEMENT COST; ADDITIONAL INSURANCE. The insurance specified in
SECTION 14.3 above shall be maintained by Tenant during the entire Term for a sum not less than 100% of the full replacement cost (without deduction for depreciation or obsolescence) of Tenant's interest in such property. Tenant shall immediately give notice to Landlord and/or any Mortgagee of the acquisition of any additional insurance or the increasing of any of the amounts of insurance in excess of the minimum requirements set forth in this SECTION 14 and agrees that all such additional insurance or increased amounts of insurance shall be governed by the requirements contained in this Lease. Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

         14.5 MISCELLANEOUS REQUIREMENTS. All insurance provided for in this
SECTION 14 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Connecticut and which have been approved in writing by Landlord, and/or any Mortgagee, as to the qualifications of insurers and the amounts of insurance to be written by each. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies heretofore furnished pursuant to this SECTION 14 or pursuant to SECTION 5, originals of the policies, or certificates thereof in the case of bodily injury and property damage liability insurance, bearing notations evidencing the payment of premiums or accompanied by other evidence of such payment, shall be delivered by Tenant to the person or entity entitled to approve any insurance company as provided above in this Section.

         14.6 INSURANCE ENDORSEMENT. Each policy mentioned in this SECTION 14 shall name Landlord and any Mortgagee as an additional insured, shall be primary and non-contributing with any insurance carried by Landlord, and shall have attached thereto endorsements (i) that such policy shall not be canceled, modified, reduced or surrendered accepted without at least ten (10) days' prior written notice to Landlord and/or any Mortgagee; and (ii) that no act or omission of Tenant shall invalidate the interest of such person or entity entitled to such notice.

15.      WAIVER OF SUBROGATION

         Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or any personal property therein from perils insured against under the insurance policies existing for the benefit of the respective parties and will assure that such insurance permits waiver of liability and contains a waiver of subrogation. Nothing herein contained shall relieve Landlord and Tenant from any liability to each other in connection with any uninsured damage to the Premises by fire or other casualty if the other shall be legally liable in such respect.

16.      USE; COMPLIANCE WITH LAW

         16.1 USE. The Premises shall be used and occupied only for the operation of a manufacturing business and related uses or any use permitted by the zoning rules and regulations applicable to the Premises.

         16.2 COMPLIANCE WITH LAW AND RESTRICTIVE COVENANTS. Tenant shall, at Tenant's expense, comply promptly with, and shall not use the Premises in violation of any Laws, insurance company requirements and restrictive covenants identified by Landlord regulating the use by Tenant of the Premises and shall, at Tenant's expense, obtain and comply with the terms of any and all licenses and permits necessary for any such use. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a public or private nuisance. Tenant shall not use or permit the Premises to be used for any purpose which would render the insurance thereon void or cause an increase in the premiums for such insurance.

         16.3     OTHER RESTRICTIONS ON USE

                  A. Tenant shall not overload the floor of the Building or use, keep or permit to be used or kept any foul or noxious gas or substance on the Premises.

                  B. Tenant shall not use, keep or dispose of on the Premises or in the Building, except in compliance with all applicable laws and regulations, any kerosene, gasoline or inflammable or combustible fluid or material or corrosive, flammable or other toxic or hazardous wastes.

         16.4     HAZARDOUS MATERIALS

                  A. As used herein, the term Hazardous Materials shall mean
(in) any hazardous or toxic wastes, materials or substances, and any other pollutants or contaminants, which are or may become regulated by any applicable local, state or federal laws, including but not limited to, 33 U.S.C.
Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., 49 U.S.C. Section 1802 et seq., 15 U.S.C.
Section 2601 et seq., Title 22a of the Connecticut General Statutes, any regulations adopted pursuant to any of the foregoing statutes or any successor(s) thereto (collectively "ENVIRONMENTAL LAWS"); (ii) petroleum; (iii) asbestos; (iv) polychlorinated biphenyl; and (v) radioactive materials.

                  B. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation (collectively "HAZARDOUS USE"), Release, as defined in 42 U.S.C. Section 9601 (22), or any successor(s) thereto, or threatened Release, or Spill, as defined in Connecticut General Statutes Section 22a-452c, or any successor(s) thereto, or threatened spill of Hazardous Materials on, from or under the Premises except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing. It is further agreed that Tenant shall be entitled to use and store only those Hazardous Materials which are necessary for Tenant's business, provided that such usage and storage is in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole arbitrary judgment.

                  C. Tenant shall submit to Landlord a written report with respect to Hazardous Materials ("REPORT") in such form as may be prescribed from time to time by Landlord:

                           (i) At any time within ten (10) days after written request by Landlord;

                           (ii)      Within ten (10) days after the Termination
                                     Date;

                           (iii) At any time when there has been or is planned any condition which constitutes or would constitute a change in the information submitted in the most recent Report; and

                           (iv) Immediately upon receipt of any notice of violation of Environmental Laws received from any governmental agency.

                  D. If at any time during the Term Tenant knows or believes that any Release of any Hazardous Materials has come or will come to be located upon, about, or beneath the Premises, then Tenant shall, as soon as reasonably possible, either prior to the Release or following the discovery thereof by Tenant, give verbal and follow up written notice of that condition to Landlord. Tenant covenants to investigate, clean up and otherwise remediate any Release of Hazardous Materials caused by the acts or omissions of Tenant, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's cost and expense; such investigation, clean up and remediation shall be performed only after Tenant has obtained Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean up and remediation shall be done to the applicable DEP clean-up standard, or, if no such standard is available, to the reasonable satisfaction of Landlord.

                  E. Landlord shall have the right at all times during the Term of this Lease to (in) inspect the Premises, and to (ii) conduct tests and investigations, but no more frequently than once every two years unless Landlord has reason to believe that a condition exists which requires immediate investigation, to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably believes them to be necessary.

                  F. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorney's and consultant's fees) arising from or related to Hazardous Use or Release of Hazardous Materials on or about the Premises caused by the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorney's and consultant's fees) arising from or related to Hazardous Use or Release of Hazardous Materials on or about the Premises caused by the acts or omissions of Landlord, its agents, employees, representatives, invitees, licensees, tenants, subtenants, customers or contractors, prior to the date of Tenant's occupancy of the Premises.

17.      LIENS AND ENCUMBRANCES

         Tenant will not cause, suffer or permit any liens or encumbrances on, nor do any act which will in any way encumber or impair, the title of Landlord in and to the Premises. Any claim to, or lien upon the Premises arising from any act or omission of Tenant, including, but not limited to, any mechanics' or materialmen's liens, will accrue only against the leasehold estate of Tenant and will be subject and subordinate to the paramount title and rights of Landlord in and to the

Premises. Landlord may, but will not be obligated to, procure the discharge of any such lien. Any amount so paid by Landlord, and all reasonable legal and other expenses of Landlord in defending any such action or procuring the discharge of such lien, shall become due and payable as Additional Rent on the date of Landlord's notice to Tenant of such payment or deposit.

18.      SUBORDINATION; ATTORNMENT

         18.1 SUBORDINATION. Tenant accepts this Lease subject and subordinate in all respects to any Mortgage which may now or hereafter be placed on or affect the fee interest in the Premises, and to each advance made, or hereafter to be made, under any such Mortgage, and to all renewals, modifications, consolidations, replacements, extensions and substitutions of and for such Mortgage. This SECTION 18.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall execute and deliver promptly any certificate that Landlord and/or any Mortgagee or their respective successors in interest may request. Landlord shall use its best efforts to obtain a nondisturbance agreement in form satisfactory to Tenant from any existing or future Mortgagee.

         18.2 ATTORNMENT. If any foreclosure proceedings are brought under any Mortgage or any Mortgagee obtains possession of the Premises by deed or lease in lieu of foreclosure, or if any underlying lessor shall obtain possession of the Premises, or in any other such similar matter, Tenant, at the request of any such party obtaining possession will attorn to and recognize them as Landlord under this Lease. Tenant shall, at the request of Landlord, execute a document in form proper for recording confirming such agreement to attorn.

19.      ASSIGNMENT AND SUBLETTING

         19.1 ASSIGNMENT OR SUBLEASE. Tenant may assign, sublet or otherwise transfer this Lease to subsidiaries of Tenant without the prior written consent of Landlord. Tenant shall not assign, sublet, mortgage or otherwise transfer this Lease, the Premises, or any part hereof or thereof to any entity not affiliated with Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

         19.2 SUBTENANT RENTALS. In the event of a default by Tenant hereunder, if the Premises or any part thereof are then sublet, Landlord may at its option collect directly from such subtenant all rents becoming due to Tenant under such sublease and apply such rent against any sums due to it by Tenant hereunder, without thereby waiving or releasing Tenant from the further performance of its obligations hereunder.

20.      DEFAULT

         20.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events will constitute a default hereunder:

                  A. Tenant fails to make any payment within ten (10) days after the same is due hereunder.

                  B. Tenant voluntarily assigns this Lease or subleases the Premises, or any part thereof, without the prior written approval of Landlord, except as expressly provided in SECTION 19 hereof.

                  C. Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and Tenant fails to cure such default within thirty (30) days after notice thereof in writing to Tenant; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                  D. Tenant files a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act of the United States or shall be adjudicated a bankrupt or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt pursuant to the Bankruptcy Act of the United States or any similar federal or state law is filed and such petition or answer shall not be discharged or denied within sixty (60) calendar days after the date of filing thereof.

                  E. A receiver, trustee or liquidator of Tenant or of all or substantially all the property of Tenant or of its interest in the Premises shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and if such receiver, trustee or liquidator shall not be discharged within sixty (60) calendar days after such appointment.

                  F. The Premises shall have been abandoned or left unoccupied for thirty (30) consecutive calendar days.

                  G. The occurrence of any other event which is defined as a default elsewhere in this Lease, together with the passage of the applicable grace period, if any, without cure.

21.      REMEDIES

         Upon the occurrence of any one or more such events of default, Landlord may at its election, either terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease, pursuant to the following provisions:

         21.1     TERMINATION OF LEASE.

                  A. Landlord shall have the right, at its election, to terminate this Lease on a date specified in a notice from Landlord to Tenant. On such Termination Date, all right, title and interest of Tenant hereunder shall expire, and Tenant shall then peaceably and quietly quit the Premises and surrender the same to Landlord, but Tenant shall remain liable as hereafter provided. If any such notice is given, Landlord shall have the immediate right of re-entry and possession of the Premises and the right, pursuant to the provisions of SECTION 21.3, to remove all persons and other property therefrom.

                  B. Upon termination of this Lease, Landlord at its option shall be entitled to recover as liquidated damages, in lieu of all other claims for damages on account of the termination of this Lease, an amount equal to the total of:

                           (1)  all Rent and Additional Rent due and payable by
Tenant through the Termination Date; plus

                           (2) an amount equal to the value of Rent and
Additional Rent to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for the remainder of the stated term (taking into account all time and expenses necessary to obtain the replacement tenant or tenants); and

                           (3) the cost of performing any other covenants to be
performed by Tenant hereunder.

         Tenant's economic obligations under this SECTION 21.1.B. shall survive the termination of this Lease. Said amount shall be due and payable by Tenant immediately upon demand by Landlord.

         21.2     TERMINATION OF POSSESSION.

                  A. Landlord shall have the right at its election to terminate Tenant's right of possession only, without terminating this Lease, on a date specified in a notice from Landlord to Tenant, and on such date, all rights of Tenant with respect to possession of the Premises shall expire. Upon such date, Landlord may, at its option, repossess the Premises pursuant to the provisions of SECTION 21.3, without terminating this Lease or releasing Tenant, in whole or in part, from any of Tenant's obligations hereunder, including the payment of Rent hereunder for the full Term.

                  B. Landlord will make a reasonable attempt to relet all or any part of the Premises for such rent and upon terms satisfactory to Landlord. If Landlord does not relet the Premises, Tenant will periodically pay Landlord when due all Rent and other amounts due from Tenant to Landlord under this Lease for the remainder of the Lease Term. If the Premises are relet and a sufficient sum is not realized from such reletting (after paying all of the reletting costs and the collection of the rental accruing therefrom) to satisfy the Rent for the remainder of the Lease Term, Tenant will be liable for the difference in Rent and shall pay same upon demand to Landlord. Tenant agrees that Landlord may commence successive actions to recover any sums falling due under the terms of this SECTION 21.2.B., or may, upon such reletting, terminate this Lease pursuant to SECTION 21.1 and proceed against Tenant in one action for liquidated damages thereunder. Landlord shall not be liable or responsible for failure to relet the Premises, or if the Premises are relet, for failure to collect the rent thereof under such reletting.

         21.3 REPOSSESSION OF PREMISES. Upon termination of this Lease or upon termination of Tenant's possession, Landlord may peacefully reenter the Premises without process of law and remove all persons, fixtures, chattels, signs, and other evidence of tenancy therefrom and Landlord will not be liable for any damages resulting therefrom unless caused by Landlord's gross negligence or willful misconduct. Upon such repossession, Landlord may again have and enjoy the same as if this Lease had not been made, and in any such event, neither Tenant nor any person claiming through or under Tenant shall be entitled to possession of the Premises, but shall immediately quit and surrender the Premises. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. Landlord may thereafter, for the purpose of reletting the Premises at its option under
SECTION 21.1, or as such attempt is required under SECTION 21.2, make any repairs, changes, alterations or additions in or to the Premises and incur reasonable reletting costs as may be necessary, in Landlord's sole discretion.

         21.4     MISCELLANEOUS REMEDY PROVISIONS:

                  A. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain the maximum damages allowed by any statute or rule of law in any proceedings for bankruptcy or insolvency, whether or not the amount be greater than the amount of damages otherwise allowed under this
SECTION 21.

                  B. Landlord may collect and receive any Rent due from Tenant, and the payment thereof shall not: (1) constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord; (2) serve to reinstate, continue or extend the Lease Term; or (3) be held to waive, affect, change, modify or alter the rights or remedies which Landlord has against Tenant in equity or at law or by virtue of this Lease, unless any such rights are specifically waived by Landlord in writing.

                  C. If Tenant at any time fails to make any payment or perform any of its obligations hereunder, Landlord may, but shall not be obligated to make such payment or performance and in connection therewith to pay reasonable expenses and employ counsel. All sums so paid by Landlord shall be deemed Additional Rent and shall be payable upon demand, and Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent. Unless caused by Landlord's gross negligence or willful misconduct, Landlord shall not in any event be liable for any damages caused by reason of Landlord's performance hereunder.

22.      LANDLORD'S LIEN

         Landlord agrees to execute such lessor's agreements as, Tenant's lender(s) may reasonably require within twenty (20) days following Tenant's request. Without limiting the foregoing, Landlord shall execute in favor of Tenant's current lender an agreement in the form of EXHIBIT A-5 attached hereto.

23.      SURRENDER

         Upon the Termination Date, Tenant shall at once peaceably surrender the Premises to Landlord in the same condition in which the same were received from Landlord at the Commencement Date, ordinary wear and tear and items to be repaired by Landlord excepted. All property situated on the Premises which is not owned by Landlord shall be disposed of and be deemed owned by the applicable parties in accordance with the provisions of SECTION 5.4.

24.      HOLDING OVER

         Any holding over by Tenant of the Premises after the Termination Date will operate and be construed to be a tenancy from month to month only at a monthly rental of one hundred fifty percent (150%) of the last monthly Base Rent plus all other Additional Rent payable hereunder, and upon the terms hereof applicable to month-to-month tenancy. Nothing contained herein is to be construed to give Tenant the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises and damages resulting from any such holding over.

25.      QUIET ENJOYMENT

         Tenant, provided it is not in default hereunder, shall peaceably and quietly hold, occupy, and enjoy the Premises for the Lease Term without hindrance, ejection, or interruption by Landlord, or persons lawfully or equitably claiming under Landlord (except as provided under SECTIONS 10 AND 30.12).

26.      NOTICES

         All notices required or permitted hereunder or required by law shall be in writing and either served personally upon the party or an officer of the party to whom the notice is addressed or sent via United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at their respective addresses set forth below or as they have heretofore specified by written notice delivered in accordance herewith and shall be deemed given when received or upon refusal to accept, or upon return because of impossibility to deliver.

         The mailing address of Landlord and Tenant are:

         LANDLORD                            TENANT

         Light Sources, Inc.                 Industrial Technologies, Inc.
         37 Robinson Boulevard               70 Cascade Boulevard
         Orange, Connecticut 06477           Milford, Connecticut 06460
         ATTN: Christian L. Sauska,          ATTN: Gerald Stewart
                   President                       Chief Executive Officer

         with a copy to:                     with a copy to:

         Pepe & Hazard LLP                   Shipman & Goodwin LLP
         30 Jelliff Lane                     One American Row
         Southport, Connecticut   06490      Hartford, Connecticut 06103
         ATTN: Suzanne E. Baldasare, Esq.    ATTN: Stephen J. Geissler, Esq.

         Any notice by either party hereto to the other which relates to a default which, if not cured within the applicable grace period, would give rise to termination rights by either party shall be simultaneously given to any Mortgagee or underlying lessor of the Premises.

27.      RECORDING

         Tenant shall not record this Lease and any such recordation shall be a default hereunder. Concurrently with the execution of this Lease, Landlord and Tenant may, at the request of either party, execute a short form "memorandum" of this Lease prepared by Landlord in form suitable for recording which Tenant may, at its cost, record; provided that Tenant shall, if it records such memorandum, furnish a copy bearing the recorder's stamp to Landlord. Upon the termination of this Lease, Tenant shall, at the request of Landlord, execute and deliver to Landlord a lease cancellation instrument in form suitable for recording.

28.      RIGHT OF FIRST REFUSAL

         28.1 Provided and on the condition that this Lease is not previously canceled or terminated, and, further, provided that Tenant is not then in material default under the terms and provisions of this Lease, if and when Landlord desires to sell the Premises, Tenant is hereby given the right of first refusal with respect to the Premises, subject to the further terms and provisions set forth in this SECTION 28.

         28.2 If Landlord receives an offer to sell the premises from a third party purchaser and it intends to accept the offer, or if Landlord decides to make an offer to sell the Premises, Landlord shall give a written copy of the offer to Tenant. In the event Tenant then desires to proceed with the purchase of the Premises, Tenant shall provide a return written notice to such effect to Landlord, within fifteen (15) days of Tenant's receipt of Landlord's notice. If Tenant accepts the offer, Tenant will be bound to purchase the Premises strictly in accordance with the terms of the third party offer. If Tenant does not accept the offer, Landlord may proceed to sell the Premises, at Landlord's sole discretion, in accord with the terms of the third party offer.

         28.3 If Tenant accepts the offer, the closing of title shall take place on the date as set forth in the third party offer. Prepaid rent shall not be credited against the purchase price.

         28.4 The parties shall act in good faith, and cooperate fully to effect the closing. At the closing, the Landlord shall deliver to the Tenant a warranty deed, in usual Connecticut form, to the Premises conveying title thereto free and clear of all liens and encumbrances except those shown on EXHIBIT B, any Notice of Lease recorded hereunder, any recorded encumbrance created solely as a result of Tenant's interest in the Premises, and any unpaid liens or other encumbrances as to which Tenant is financially responsible. The Landlord shall also deliver, at the closing, checks sufficient to pay the conveyance taxes with respect to said sale and such other items customarily paid by a seller at the time of closing. All customary closing and conveyancing practices then applicable to a sale and transfer of real property in Milford, Connecticut shall also apply.

         28.5 In the event that the closing of title does not take place because of the inability of Landlord to convey title in conformity with this SECTION 28 notwithstanding that Landlord has, in good faith, attempted to resolve any title defect and to effect said closing, including, without limitation, the payment of such reasonable sums (not to exceed $25,000 in the aggregate) as may be required to resolve such defect, the sole obligation of the Landlord shall be to bear the expense of the title search disclosing such defects. Tenant, however, may accept such title as the Landlord may be able to convey, without any reduction in price, provided, however, that Tenant will have the right to deduct from the purchase price the reasonable sum required to resolve any such title defect and liens or encumbrances of a definite or ascertainable amount that it paid or will actually pay as a part of the closing and that Landlord does not contest as being invalid or not equal to the amount claimed. In the event of a dispute as to the foregoing, that portion of the offset deemed by the Landlord to be invalid or not equal to the amount claimed will be paid over by Landlord to a party reasonably agreeable to both Landlord and Tenant to hold, in escrow, in an interest-bearing account, pending resolution or further definition of the cost to cure said defect.

         If, pursuant to the terms of this Lease, the Premises are at any time sold to a third party and closed subject to such title defect, this right of first refusal shall be deemed waived by Tenant. If, however, such title defect is cured or to be cured, then Tenant's right of first refusal hereunder shall apply, once again, and the terms and provisions of this SECTION 28 shall be fully applicable.

         28.6 All customary adjustments related to a closing in the Milford, Connecticut area shall also be made, as necessary, at the time of closing.

         28.7 The provisions of this SECTION 28 shall not apply in any of the following transactions: (1) sale of the Premises to a related entity (as hereinafter defined); (2) sale of the Premises by foreclosure or deed-in-lieu of foreclosure by any Mortgagee; and (3) any offer after the first one which Landlord gives Tenant. The term "related entity" means any corporation or other business entity that (A) owns eighty percent (80%) or more of the voting stock of Landlord; (B) eighty percent (80%) of its stock or interest is owned by Landlord; or (c) eighty percent (80%) or more of whose stock is owned by a corporation that also owns fifty percent (50%) or more of the voting stock of Landlord.

         28.8 The rights granted by this SECTION 28 are personal to Tenant and may not be assigned by Tenant in connection with an assignment of this Lease or otherwise (except for a permitted assignment to Tenant's affiliates as provided in SECTION 19 or as Landlord may otherwise agree) and Tenant's rights hereunder may not be exercised by anyone other than Tenant. Any attempted assignment of Tenant's rights in this paragraph will be of no effect, and will terminate these rights as of the date of the purported assignment.

29.      BROKER

         Tenant covenants, warrants and represents that there is no broker involved in this Lease except CB Commercial Real Estate Group, Inc. Landlord agrees to be responsible for the broker's fees due said identified broker, if any. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the broker identified above.

30.      MISCELLANEOUS

         30.1 DEFINITIONS. Words of any gender used in this Lease will be construed to include any other gender and words in the singular number shall include the plural unless the context requires otherwise. The term "person" when used in this Lease shall mean any individual, corporation, partnership, limited partnership, firm, trust, joint venture, business association, syndicate, combination, organization or any other person or entity. The term "business day" when used in this Lease shall mean any day other than Saturday, Sunday or any legal holiday under the laws of the United States or the State of Connecticut.

         30.2 BINDING EFFECT. The terms, provisions, covenants and conditions contained in this Lease will apply and, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

         30.3 INTEREST RATE. Except as expressly herein provided, any amount due to Landlord or Tenant not paid when due shall bear interest from the date due at the rate of twelve percent (12%) or the highest rate permitted by law, whichever is less.

         30.4 CAPTIONS. The table of contents, if any, preceding this Lease and the headings to the Sections of this Lease are for convenience only and do not define, limit or otherwise describe the scope or intent of this Lease or any provision hereof nor affect the interpretation of this Lease.

         30.5 ENTIRE AGREEMENT. This Lease and the Exhibits hereto contain all agreements of the parties with respect to any matter mentioned herein or therein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

         30.6 TIME OF THE ESSENCE. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained.

         30.7 SEPARABILITY. If any term or provision of this Lease is to any extent held invalid or unenforceable, the remaining terms and provisions of this Lease will not be affected thereby, but each term and provision of this Lease will be valid and be enforceable to the fullest extent permitted by law.

         30.8 NON-EXCLUSIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

         30.9 NO WAIVER. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. Landlord's or Tenant's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act.

         30.10 NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part hereof by reason of the fact that the same person may acquire or hold all or part of both such estates.

         30.11 GOVERNING LAW. This Lease shall be construed and enforceable in accordance with the laws of the State of Connecticut.

         30.12 ASSIGNMENT BY LANDLORD. Nothing in this Lease is to be deemed to limit or affect the right of Landlord to sell, assign, encumber, transfer, lease or otherwise dispose of any or all of Landlord's interest in any portion or all of the Premises. From and after the date of any such transfer, Landlord shall be relieved of all liability for Landlord's obligations thereafter to be performed hereunder.

         30.13 EXHIBITS. All Exhibits referred to in and attached to this Lease are hereby made a part of this Lease.

         30.14 PARTIAL PAYMENT. No receipt or acceptance by Landlord from Tenant of less than the monthly Rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid Rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of Rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to recover the remaining balance of such unpaid Rent or pursue any other remedy provided in this Lease.

         30.15 REQUESTED AMENDMENTS. Tenant agrees to execute any amendments to this Lease required by a lender to enable Landlord to obtain financing for the Premises or to enable Landlord to effectuate a sale of the Premises or any portion thereof so long as Tenant's rights hereunder are not materially adversely affected thereby.

         30.16 INJUNCTIVE RELIEF. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease.

         30.17 AVOIDANCE OF LEASE. Landlord may take any action to terminate, rescind or avoid this Lease, notwithstanding bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Tenant and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Tenant or by any court in any such proceeding.

         30.18 WAIVER OF RIGHTS. TENANT HEREBY WAIVES FOR ITSELF AND ALL THOSE CLAIMING UNDER IT, ANY RIGHTS WHICH IT MAY HAVE UNDER ANY PRESENT OR FUTURE CONSTITUTION, STATUTE OR RULE OF LAW: () TO REDEEM THE PREMISES AFTER TERMINATION OF TENANT'S RIGHT OF OCCUPANCY BY ORDER OR JUDGMENT OF ANY COURT OR BY ANY LEGAL PROCESS OR WRIT; () WHICH EXEMPTS PROPERTY FROM LIABILITY FOR DEBT OR FOR DISTRESS FOR RENT; () WHICH ENTITLES TENANT TO NOTICE OR HEARING PRIOR TO LANDLORD OBTAINING ANY PREJUDGMENT REMEDY; IN CONNECTION HEREWITH, TENANT WAIVES AND RELINQUISHES ALL RIGHTS TO NOTICE AND HEARING UNDER CONNECTICUT GENERAL STATUTES SECTION 52-278A ET SEQ.; AND () WHICH ENTITLES TENANT TO RECEIVE ANY PRIOR NOTICE TO QUIT AS A CONDITION PRECEDENT TO LANDLORD'S FILING OF A COMPLAINT AND SUMMONS FOR IMMEDIATE POSSESSION OR OCCUPANCY OF THE PREMISES, ALL AS PROVIDED IN CHAPTER 832 OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.

         30.19    EXPENSES AND ATTORNEYS FEES.

                  A. If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord all the costs and expenses incurred in connection therewith, including without limitation, reasonable attorney's fees, whether or not resort is had to judicial proceedings. If Landlord shall be in default in the performance of any of its obligations hereunder and Tenant has prevailed in enforcing the terms of this Lease in a court of competent jurisdiction, then Landlord shall pay to Tenant all costs and expenses incurred in connection therewith, including without limitation, reasonable attorney's fees.

                  B. If Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant and if Tenant shall fail to provide Landlord with counsel approved by Landlord (such approval not to be unreasonably withheld), Tenant shall pay all costs and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. If Tenant shall, without fault on its part, be made a party to any litigation commenced against Landlord and if Landlord shall fail to provide Tenant with counsel approved by Tenant (such approval not to be unreasonably withheld), Landlord shall pay all costs and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation.

         30.20 POWER OF ATTORNEY. Tenant hereby appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute and deliver any and all certificates required to be executed by Tenant hereunder, including, without limitation, those certificates described in SECTIONS 8, 18.1, 18.2 AND 27, if Tenant has failed to execute and deliver such certificates after ten (10) days written notice.

         30.21 NON RECOURSE. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns in the Premises for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

31.      INDEMNIFICATION

         Subject to the waiver of subrogation provisions of SECTION 15, Landlord and Tenant (as applicable, the "INDEMNITOR") agree to indemnify and save harmless the other (the "INDEMNITEE") from and against any and all liabilities, damages, costs, expenses (including any and all reasonable attorney's fees and expenses of the other), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (1) any work or thing done in, on or about the Premises or any part thereof by or at the request or direction of the Indemnitor, any subtenant or their respective Guests, (2) injury to, or the death of, persons or damage to property at the Premises or upon adjoining sidewalks, streets, alleys, curbs, vaults, spaces or ways, or in any manner growing out of or connected with the use, non-use, condition, possession, operation, maintenance, management or occupation of the Premises or resulting from the condition thereof or of adjoining sidewalks, streets, alleys, curbs, vaults, spaces or ways which is not caused by the gross negligence or willful misconduct of the Indemnitee, (3) any negligence on the part of the Indemnitor, any subtenant or their respective Guests and (4) violation of any agreement or condition of this Lease and of conditions, agreements, restrictions, or Laws affecting the Premises or the ownership, occupancy or use thereof including any Laws regulating the production, storage or disposal of toxic or hazardous wastes or other environmental matters.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

Witnesses:

                                              LIGHT SOURCES, INC.


__________________________                    By:_____________________________
                                                 Christian L. Sauska
                                                 Its President
__________________________

                                              TENANT:
                                              INDUSTRIAL TECHNOLOGIES, INC.

__________________________                    By:_____________________________
                                                 Gerald Stewart
                                                 Its Chief Executive Officer
__________________________

                                   EXHIBIT A-1


PREMISES

Parcel 1

         All that certain piece or parcel of land with the improvements thereon, located in the Town of Milford, County of New Haven and State of Connecticut, being Lots #5 and #7 as delineated on a certain map made by R.W. Waldo titled "North-East Industrial Park", Scale 1" = 100' dated May 27, 1977, revised June 7, 1977 August 8, 1977, which map is filled in the Milford Town Clerk's Office, and which said premises are more particularly bounded and described as follows:

         SOUTHEASTERLY:    by Cascade Boulevard, 455.77 feet;
         WESTERLY:         by Lot No. 9 on said map, 365.66 feet;
         NORTHERLY:        by the Orange/Milford town line, 541.60 feet.

Parcel 2

         All that certain piece or parcel of land, with any improvements thereon, situated in the Town of Milford, County of New Haven and State of Connecticut, being lot #9 on a map entitled "Record Map - Subdivision Northeast Industrial Park Section 2 Located in the City of Milford, Connecticut Scale
1" = 100' Owner and Developer, F.G. Brodman, Trustee, 99 Cherry Street, Milford, Conn. 06460, County Investors, Inc., 394 Boston Post Rd., Orange, Conn. 06477" by Russell W. Waldo, P.E. & L.S., on file in the Milford Town Clerk's office, said premises being bounded:

         NORTHEASTERLY:    by a portion of Lot #1 on said map, 60 feet;
         EASTERLY:         by Lot #7 on said map, 365.66 feet;
         SOUTHERLY:        by Cascade Boulevard, 130.00 feet;
         WESTERLY:         by Lot #11 on said map, 322.24 feet;
         NORTHWESTERLY:    by Lot #15 on said map, 94.27 feet.

                                   EXHIBIT A-2


                             PERMITTED ENCUMBRANCES

1. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

2. Encroachments, overlaps, easements not shown by the public records and any other state of facts which an accurate survey or an inspection of the premises would disclose.

3. Taxes or special assessments which are not shown as existing liens by the land records.

4. City of Milford taxes on the list of October 1, 1996. First Half due July 1997. Second Half due January 1998.

5. City of Milford taxes on the list of October 1, 1996. First Half due July, 1997. Second Half due January 1998.

6.       Water use Charges to the South Central Connecticut Regional Water
         Authority.

7. Notice of Air Management Order dated June 8, 1993 and recorded June 15, 1993 in Volume 1976 at Page 110 of the Milford Land Records.

8. Easement in favor of The Southern New England Telephone Company as set forth in Volume 932 at Page 54 of the Milford Land Records.

9. UCC-1 Financing Statement in favor of Center Capital Corporation as recorded January 18, 1991 in Volume 1809 at Page 377 of the Milford Land Records.

10. UCC-1 Financing Statement in favor of Center Capital Corporation as recorded February 11, 1991 in Volume 1812 at Page 258 of the Milford Land Records.

11. Mortgage from Light Sources, Inc. to Carousel Associates in the amount of $400,000.00 dated December 28, 1988 and recorded December 30, 1988 in Volume 1603 at Page 202, which Mortgage was assigned to The Connecticut National Bank n/k/a Shawmut Bank by an Assignment dated December 27, 1988 and recorded December 30, 1988 in Volume 1693 at Page 211 and subordinated by a Subordination Agreement from Carousel Associates to The Connecticut National Bank dated December 27, 1988 and recorded on December 30, 1988 in Volume 1693 at Page 113 in the Milford Land Records. Said Mortgage was assigned by Assignment of Mortgage from Shawmut Bank Connecticut, N.A. f/k/a the Connecticut National Bank to Carousel Associates by Assignment dated November 30, 1993 and recorded December 6, 1993 in Volume 2017 at Page 384 of the Milford Land Records. Said Mortgage was further subordinated by Subordination Agreement recorded on December 6, 1993 in Volume 2017 at Page 457 of the Milford Land Records.

12. Conditional Assignment of Rents and Leases between Light Sources, Inc. and The Chase Manhattan Bank of Connecticut, N.A. dated December 2, 1993 and recorded December 6, 1993 in Volume 2017 at Page 412 of the Milford Land Records.

13. UCC between Light Sources, Inc. and The Chase Manhattan Bank of Connecticut, N.A. recorded on December 6, 1993 in Volume 2017 at Page 421 of the Milford Land Record.

14. Mortgage in the amount of $2,600,000.00 from Light Sources, Inc. to Chase Manhattan Bank of Connecticut, NA dated December 2, 1993 and recorded December 6, 1993 in Volume 2017 at Page 385 of the Milford Land Records.

15. Assignment of Leases from Light Sources, Inc. to Chase Manhattan Bank of Connecticut NA dated December 2, 1993 and recorded December 6, 1993 in Volume 2017 at Page 412 of the Milford Land Records.

16. UCC-1 Financing Statement from Light Sources, Inc. to Chase Manhattan Bank of Connecticut NA recorded December 6, 1993 in Volume 2017 at Page 421 of the Milford Land Records.

17. Mortgage in the amount of $1,500,000.00 from Light Sources, Inc. to Chase Manhattan Bank of Connecticut NA dated December 2, 1993 and recorded December 6, 1993 in Volume 2017 at Page 424 of the Milford Land Records, as modified by Mortgage Modification Agreement dated September 14, 1995 and recorded in Volume 2138 at Page 513 of the Milford Land Records. Said Mortgage was amended by Third Loan Extension and Mortgage Modification Agreement dated May 7, 1997 and recorded May 9, 1997 at 3:49 p.m. of the Milford Land Records.

18. Notice by the State of Connecticut Department of Environmental Protection dated April 22, 1994 and recorded in Volume 2048 at Page 238 of the Milford Land Records

19. Notice by the State of Connecticut Department of Environmental Protection dated April 21, 1994 and recorded in Volume 2049 at Page 41 of the Milford Land Records.

                                   EXHIBIT A-3


                              TENANT'S INITIAL WORK

                                   EXHIBIT A-4
                           PERSONAL PROPERTY REMAINING
                                   IN BUILDING


1.       Racks - to be determined
2.       Phone System
3.       Air dryer and air lines
4.       Alarm system and time clock
5.       Structure over existing oven and fencing
6.       Furniture and office partitioning
7.       Fencing in manufacturing area
8.       All loading docks and one overhead door
9.       Computer network cabling and fittings
10.      Internal electrical distribution and network